Exhibit 99.b485.(b)


TRANSMITTAL LETTER. FOR 485(b) FILING

                                             Scudder Kemper Investments, Inc.
                                             Two International Place
                                             Boston, MA  02110
                                             August 28, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio, all a series of Cash Account Trust (Reg. No. 33-32476) (811-5970) (the "Fund") Post Effective Amendment No. 8 to Registration Statement on Form N-1A

Ladies and Gentlemen:

         We are filing today through the EDGAR system on behalf of the Fund, pursuant to Rule 485(b) under the Securities Act of 1933 (the "Securities Act") and Rule 8b-16 under the Investment Company Act of 1940, Post-Effective Amendment No. 8 to the above-referenced Fund's Registration Statement on Form N-1A (the "Amendment"). The Amendment has been electronically coded to show changes from the Prospectus and Statement of Additional Information dated August 1, 1997, filed with the Commission on July 25, 1997.

         This Amendment is being filed under paragraph (b) of Rule 485 to bring the financial statements and other information up-to-date under Section 10 (a)
(3) of the Securities Act of 1933, and uses standard Scudder Kemper disclosure, as appropriate.

         None of the revised disclosure represents a material change from the Prospectus and Statement of Additional Information contained in the previous Post-Effective Amendment. Having reviewed the Amendment, the undersigned represents pursuant to Rule 485(b)(4) under the Securities Act that it does not contain disclosure which would render it ineligible to become effective pursuant to Rule 485(b).

         Any comments or question on this filing should be directed to Mr. Jim Cove at 617-295-3357.

                                       Very truly yours,


                                       Caroline Pearson
                                       Director of Mutual Fund Administration

cc:  David Sturms